Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Quarterly Results for the Quarter Ending June 30, 2008

LOS GATOS, Calif., Aug. 11, 2008 – Procera® Networks Inc. (AMEX: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing the most accurate traffic awareness, control and protection for complex networks, today announced its earnings for the fiscal quarter ending June 30.

The company expects to report revenues of $2,615,298 for the quarter ending June 30, 2008, as compared with $1,715,774 for the quarter ending March 31, 2008, an increase of 52.4 percent. Procera’s gross margin the quarter ending June 30, 2008 was $1,310,393, or 50.1 percent, compared with $1,008,435, or 58.8 percent, for the quarter ending March 31, 2008.

Operating expenses in the quarter ending June 30, 2008 were $5,497,531, compared to $4,735,275 in the quarter ending March 31, 2008. Procera’s net loss for the quarter ending June 30, 2008 was $4,187,538, compared to $3,726,840 for the quarter ending March 31, 2008. Cash, receivables, inventory and payables and accruals were $2,786,391, $2,445,317, $1,848,765 and $2,589,247, respectively, on June 30, 2008, as compared to $3,304,586, $1,925,237, $1,597,08 and $1,969,811, respectively, on March 31, 2008.

Conference Call Information
Procera will discuss these financial results in a conference call at 1:15 p.m. PT today. The public is invited to listen to a live call. An audio replay of the conference call will also be made available. The details of the call are as follows:

Domestic Toll-Free Phone Number:	1-877-719-9799
International Phone Number:	+1-719-325-4749
Confirmation Code:	8446844

An archive of the conference call will be available in the Investor Relations section of Procera’s website, www.proceranetworks.com, approximately Thursday, Aug. 13.

About Procera Networks Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers full awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide the most accurate identification of network traffic available today in real-time. PacketLogic is deployed at more than 400 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (AMEX: PKT) is based in Silicon Valley and has offices around the globe. More information is available at www.proceranetworks.com.

Press Contact
Jay Nichols, Sterling Communications, 1-415-992-3210, jnichols@sterlingpr.com

Investor Relations Contact
John Liviakis, Liviakis Financial Communications, Inc, 1-415-389-4670, john@liviakis.com

Safe Harbor Statement: This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in this press release, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of Procera to commercialize the applicable technology and introduce products and the acceptance of those products by the market, the ability of resellers to sell the Procera products, market conditions, the general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's reports and filings with the SEC from time to time.

Procera Networks is a registered trademark, and PacketLogic and DRDL are trademarks of Procera Networks Inc. All rights reserved. All other products or brands mentioned are trademarks and/or service marks of their respective owners.

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Procera Networks, Inc. • 100 Cooper Court, Los Gatos, CA 95032 USA
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com